Exhibit 10.13

AGREEMENT REGARDING GROUND LEASE ASSIGNMENT

THIS AGREEMENT REGARDING GROUND LEASE ASSIGNMENT (this "Assignment Agreement") dated as of the 1st day of October, 2015, by and between O'CONNOR/REALVEST MILFORD LLC ("Assignor") and IREIT MILFORD MARKETPLACE, L.L.C. ("Assignee").

WHEREAS, Assignor and Assignee's predecessor in interest entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of August 21, 2015, as amended and assigned, (the "Agreement"), for the sale and purchase of Assignor's interests under that certain Ground Lease dated May 31, 2006, by and between B.L.R. Realty Company, a Connecticut corporation, and 1620-34 Boston Post Road, LLC, a Connecticut limited liability company, as lessor, and Milford Marketplace, LLC, as lessee, as predecessor in interest to Assignor, recorded in the Milford Land Records (the "Records") in Book 3094, Page 482, as evidenced by that certain Notice of Lease dated May 31, 2006, recorded in the Records in Book 3094, Page 478; as amended by that certain Amendment of Lease dated October 1, 2006, as evidenced by that certain Amended Notice of Lease dated March 16, 2010, recorded in the Records in Book 3346, Page 41; as amended by that certain Letter Agreement dated April 21, 2010; as assigned by that certain Assignment and Assumption of Ground Lease dated December 17, 2010, recorded in the Records in Book 3391, Page 216 (collectively, the "Ground Lease");

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in and to the Ground Lease as provided in that certain Ground Lease Assignment Agreement executed simultaneously herewith and to be recorded with the Milford Land Records (the "Recorded Assignment"); and

WHEREAS, Assignee desires to accept the assignment and assume the duties and obligations of Assignor with respect to the Ground Lease as provided in the Recorded Assignment;

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1. During the Property Representations Survival Period (as such term is defined in the Agreement), Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims for personal injury which are covered by Assignor's insurance resulting from events occurring during Assignor's period of ownership of the Property and Claims asserted against or incurred by Assignee as a result of any breach by Assignor under the Ground Lease prior to the date hereof; provided, however, that Assignor's liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback (as defined in the Agreement). "Claims" means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys' fees, whether suit is instituted or not).

2. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of the Recorded Assignment, in connection with the Ground Lease.

3. This Assignment Agreement is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

4. This Assignment Agreement shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment Agreement and their respective successors and assigns, and (b) construed in accordance with the laws of the State of Connecticut, without regard to the application of choice of law principles.

5. This Assignment Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Assignment Agreement has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR: O’CONNOR/REALVEST MILFORD LLC, a Delaware limited liability company

By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

	By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

		By:	/s/ William Q. O’Connor
		Name:	William Q. O’Connor
		Title:	President

ASSIGNEE: IREIT MILFORD MARKETPLACE, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Vice President, Treasurer & CAO

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